Exhibit 10.3

Execution Version

SHAREHOLDERS AGREEMENT

by and among

CAPITAL LATINOAMERICANO, S.A. DE C.V.,

ODYSSEY MARINE EXPLORATION INC.,

OceÁnica Resources México, S. de R.L. de C.V.

and

PhosAgMex, S.A.P.I. DE C.V.

dated as of June 4, 2025

TABLE OF CONTENTS

-i-

-ii-

SCHEDULES

Schedule A – Shareholders

Schedule B – Initial Directors

EXHIBITS

Exhibit A – Company Bylaws

-iii-

SHAREHOLDERS AGREEMENT

This SHAREHOLDERS AGREEMENT, dated as of June 4, 2025 (the “Effective Date”), by and among (i) Capital Latinoamericano, S.A. de C.V., a corporation organized under the laws of Mexico (“MP”), (ii) Odyssey Marine Exploration, Inc., a corporation organized under the laws of the state of Nevada, United States (“Odyssey”), (iii) Oceánica Resources México, S. de R.L. de C.V., a corporation organized under the laws of Mexico (“ORM”), and (iv) Phosagmex, S.A.P.I. de C.V., a corporation organized under the laws of Mexico (the “Company”) (each of MP, Odyssey, ORM and the Company, a “Party,” and together, the “Parties”).

RECITALS:

WHEREAS, the Parties recognize the potential for a fertilizer production project in Mexico that has the potential to provide a meaningful solution to Mexican and North American food security issues;

WHEREAS, MP is key as a local partner in Mexico to develop such project due to its local knowledge of the Mexican business and political environment and its expertise in agriculture and the food and agricultural industries;

WHEREAS, Odyssey has expertise critical to such fertilizer production project with respect to dredging in the exclusive economic zone of Mexico (Zona Económica Exclusiva Mexicana) to extract phosphate ore needed for fertilizer production from the seafloor within the area located in the Gulf of Ulloa of the Baja California Sur Peninsula in the federal waters of Mexico (the “Project”);

WHEREAS, in furtherance thereof, MP, Odyssey, Exploraciones Oceánicas, S. de R.L. de C.V., a corporation organized under the laws of Mexico, and Oceanica Resources, S. de R.L., a company organized under the laws of Panama (“Oceanica Resources”), have entered into that certain Joint Venture Agreement, dated as of December 23, 2024 (as amended from time to time, the “JV Agreement”), pursuant to which MP and Odyssey have agreed to form a joint venture to develop the Project;

WHEREAS, on December 20, 2024 as evidenced by public deed number 31,166 issued by Mr. Daniel García Córdova, Notary Public number 22 of Mexico City, Mexico, acting in the protocol of Notary Public number 248, MP has caused the Company to be incorporated;

WHEREAS, the Parties agree that the Company will be the joint venture vehicle through which MP and Odyssey will carry out the Project;

WHEREAS, simultaneously with the execution of this Agreement, the Parties will execute the Company’s Resolutions;

WHEREAS, pursuant to the JV Agreement, MP and Odyssey have agreed to work together to take certain actions and develop certain aspects of the Project as set forth in the JV Agreement, with the objective of (subject to the satisfaction or waiver of the conditions set forth therein) consummating the transactions contemplated by the JV Agreement (the “Transactions,” and the consummation thereof, the “Closing”); and

WHEREAS, the Parties desire to enter into this Agreement to, among other things, set out the initial terms and conditions that will govern the Shareholders’ relations with respect to the Company and the conduct of the Company until the Closing, upon which Closing the Parties contemplate that this Agreement and the Company Bylaws will be amended, restated and superseded in accordance with the terms of the JV Agreement.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the Parties agree as follows:

Article I
DEFINITIONS

Section 1.1 Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Action” means any civil, criminal, administrative, disciplinary or other action, suit, proceeding, arbitration, claim, demand, litigation, prosecution, contest, investigation, inquiry, hearing, inquest, complaint, dispute or other legal recourse, including any arbitration tribunal, in each case, by or before a Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person; provided that for purposes of this Agreement, no Shareholder, nor any of its Affiliates, shall be deemed to be an Affiliate of the Company or any other Shareholder or its Affiliates; provided further that, for purposes of the definition of “MP Change of Control”, an Affiliate shall include any Family Member of a Person.

“Agreement” means this Shareholders Agreement, including all Schedules and Exhibits referenced herein or attached hereto, as each may be amended from time to time in accordance with the terms hereof.

“Business Day” means any day other than a Saturday, a Sunday or other legal holiday or a day on which banking institutions are authorized or obligated by law to close, in Mexico City or New York City.

“Company Bylaws” means the bylaws (Estatutos Sociales) of the Company to be amended on the Effective Date and attached to this Agreement as Exhibit A, as they may be amended from time to time in accordance with their terms and this Agreement.

“Control” (including the terms “Controlled”, “Controlled by” and “under common Control with”) means (i) the ownership, directly or indirectly, of a majority of the outstanding economic and voting interests of a Person or (ii) the possession and exercise, directly or indirectly, of the power to elect a majority of the board of directors or similar body governing the affairs of such Person (if such Person has such a governing body), whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Family Member” means, with respect to any specified Person, the spouse, lineal ancestor, lineal descendant and sibling of such Person.

“Federal Civil Code” means the Código Civil Federal of Mexico.

“Governmental Authority” means any governmental, regulatory or administrative authority of Mexico or abroad, whether federal, state or municipal, as well as other agencies, departments, bureaus, commissions, tribunals, courts or judicial, legislative or arbitral bodies that are competent for a determined matter, including their respective political subdivisions.

“Indebtedness” of any Person means, as of any time, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities; (c) all liabilities and obligations of such Person in respect of all performance bonds, banker’s acceptances or letters of credit; and (d) all indebtedness, liabilities or obligations of the type referred to in the foregoing clauses (a) through (c) that are directly or indirectly guaranteed or which such Person has agreed (contingently or otherwise) to purchase, guarantee or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Law” means any national, federal, state, municipal, supranational or provincial law (including common law), statute, code, order, consent decree, doctrine, ordinance, rule, regulation, treaty or other legal requirement, in each case promulgated by any Governmental Authority.

“Losses” means all claims, demands, losses, costs, perjuicios, expenses, obligations, liabilities, actions, suits, damages, diminution in value and deficiencies including interest and penalties, attorneys’ fees incurred in enforcing a right to indemnification hereunder, and all amounts paid to any third party in settlement of any claim, action or suit.

“LGSM” means the General Law of Commercial Companies (Ley General de Sociedades Mercantiles).

“Mexico” means the United Mexican States.

“MP Change of Control” means, with respect to MP and, if different, the Series A Shareholder, the occurrence of any of the following events:

(1) the sale, transfer, conveyance or other disposition of all or a majority of the assets of MP or the Series A Shareholder (in each case, except as contemplated by this Agreement and the JV Agreement) to a third party;

(2) the acquisition of beneficial ownership, directly or indirectly, by any person or group (within the meaning of the United States Securities Exchange Act of 1934 and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date of this Agreement) of common shares or other equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding common shares or other equity interests of MP or the Series A Shareholder (in the case of the Series A Shareholder, for clarity, other than any such acquisition by MP or a Controlled Affiliate of MP (including any

Family Member of the holder of more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding common shares or other equity interests of MP as of the Effective Date);

(3) a merger, reorganization, transaction, consolidation or other event involving MP or the Series A Shareholder in which the stockholders of MP or the Series A Shareholder, immediately prior to such event would not, immediately after the event, beneficially own, directly or indirectly, shares representing more than fifty percent (50%) of the combined ordinary voting power of the resulting ultimate parent company;

(4) except as agreed by the Shareholders, at any time prior to the Company obtaining all governmental approvals and permits necessary for the Company to extract and commercialize phosphate ore as contemplated in agreements between the Shareholders, Juan A. Cortina Gallardo is no longer the principal and/or chief executive officer (and significantly involved in the management) of MP; in such case, the Series B Shareholder, following at least thirty (30) days of good faith discussions between the Series B Shareholder and the Series A Shareholder, has reasonably determined that such occurrence would have a material and adverse impact on the benefits reasonably anticipated to accrue to the Series B Shareholder as a result of the transactions contemplated by this Agreement and the JV Agreement; or

(5) in the event that MP is no longer the Series A Shareholder, from and after the date on which MP ceases to hold, directly or indirectly, common shares or other equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding common shares or other equity interests of the Series A Shareholder. For clarity, any bona fide internal reorganization or similar transaction undertaken without the intent of circumventing the terms of this definition (and the other provisions of this Agreement in which such definition is used) shall not constitute an MP Change of Control.

“MXN” means the legal currency in Mexico.

“Odyssey Change of Control” means, with respect to Odyssey and, if different, the Series B Shareholder, the occurrence of any of the following events:

(1) the sale, transfer, conveyance or other disposition of all or a majority of the assets of Odyssey or the Series B Shareholder (in each case, except as contemplated by this Agreement and the JV Agreement) to a third party;

(2) the acquisition of beneficial ownership, directly or indirectly, by any person or group (within the meaning of the United States Securities Exchange Act of 1934 and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date of this Agreement) of common shares or other equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding common shares or other equity interests of Odyssey or the Series B Shareholder (in the case of the Series B Shareholder, for clarity, other than any such acquisition by Odyssey or a Controlled Affiliate of Odyssey);

(3) a merger, reorganization, transaction, consolidation or other event involving Odyssey or the Series B Shareholder in which the stockholders of Odyssey or the Series B

Shareholder, immediately prior to such event would not, immediately after the event, beneficially own, directly or indirectly, shares representing more than fifty percent (50%) of the combined ordinary voting power of the resulting ultimate parent company;

(4) the termination without “Cause” (as defined in the employment agreement or severance policy applicable to such executive, as applicable) of each of the Chief Executive Officer, Chief Operating Officer and Chief Legal Officer of Odyssey holding such office as of the effective date of this Agreement, where the Series A Shareholder has determined in its sole discretion, following at least thirty (30) days of good faith discussions between the Series A Shareholder and the Series B Shareholder, that such terminations would (taking account of all relevant circumstances, including the identity of the successors to such terminated Odyssey executives) have a material and adverse impact on the benefits reasonably anticipated to accrue to the Series A Shareholder as a result of the transactions contemplated by this Agreement and the JV Agreement; or

(5) in the event that Odyssey (or ORM) is no longer the Series B Shareholder, from and after the date on which Odyssey (or ORM) ceases to hold, directly or indirectly, common shares or other equity interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding common shares or other equity interests of the Series B Shareholder. For clarity, any bona fide internal reorganization or similar transaction undertaken without the intent of circumventing the terms of this definition (and the other provisions of this Agreement in which such definition is used) shall not constitute an Odyssey Change of Control.

“Ownership Percentage” means, with respect to a specified Shareholder at a specified time, the amount (expressed as a percentage) equal to (a) the aggregate number of Shares that are held by such Shareholder at such time, divided by (b) the aggregate number of outstanding Shares at such time.

“Person” means any individual, company, association, joint stock company, joint venture, corporation, trust, fideicomiso, unincorporated organization or Governmental Authority.

“Related Party Transaction” means any contract, agreement, or arrangement or understanding between the Company, on the one hand, and a Shareholder or any Affiliate of a Shareholder (or any Representative of any Shareholder or such Affiliate), on the other hand, other than any indemnification, expense reimbursement and director and officer insurance coverage for Directors or officers of the Company.

“Relevant Securities Exchange” means any stock or securities exchange in any jurisdiction on which any shares or other securities of the Company or any Shareholder (or any of their respective Affiliates) are listed or traded.

“Representatives” means, with respect to any specified Person, such Person’s directors, officers, employees, managers, managing members, general partners, agents, accountants, auditors, attorneys and other advisors.

“Series A Shareholder” means the holder of the Series A Shares.

“Series A Shares” means the series of full voting and economic rights shares, issued by the Company, which shall be initially owned by MP.

“Series B Shareholder” means the holder of the Series B Shares.

“Series B Shares” means the series of full voting and economic rights shares issued by the Company, which shall be initially owned by Odyssey or any of its Subsidiaries or Controlled Affiliates (including ORM and Oceanica Resources).

“Series C Share” means the series of full voting rights (but no economic rights) share issued by the Company, which shall be initially owned by MP.

“Series D Share” means the series of full voting rights (but no economic rights) share issued by the Company, which shall be initially owned by Odyssey.

“Shareholder” means a holder of Shares of the Company from time to time.

“Subsidiary” means, with respect to any specified Person, any Affiliate of such Person Controlled by such Person, whether directly or indirectly through one or more intermediaries; provided that, for purposes of this Agreement, the Company shall not be deemed to be a Subsidiary of any Shareholder.

“Tax” or “Taxes” means any and all taxes, charges, fees, levies or other assessments imposed by a Taxing Authority (whether national, state, municipal, provincial or local), including income, excise, franchise, real or personal property, sales, transfer, gains, gross receipts, occupation, privilege, payroll, wage, unemployment, workers’ compensation, social security, use, value added, capital, license, severance, stamp, recording, documentary, premium, windfall profits, environmental, capital stock, profits, withholding, registration, customs duties, employment, alternative or add-on minimum, estimated, escheat or other taxes of any kind whatsoever (whether disputed or not), including any related charges, fees, interest, penalties, additions to tax or other assessments imposed by the Taxing Authority.

“Tax Returns” means any return, declaration, report or form, claim for refund, information return or other statement (including estimated returns and withholding returns) filed or required to be filed with any Taxing Authority with respect to Taxes, including any schedules or attachments thereto and any amendments thereof.

“Taxing Authority” means any Governmental Authority that is responsible for the administration or imposition of any Tax.

“Transfer” or “Transferred” means, in the context of Shares, any direct or indirect (whether voluntarily, involuntarily or by operation of Law): (i) sale, assignment, transfer, distribution or other disposition thereof or any interest or participation therein; (ii) grant of an option over, or other conveyance of legal or beneficial interest therein; or (iii) pledge of (other than any pledge of Shares required pursuant to any existing or future Indebtedness of the Company, Odyssey, or their respective Affiliates), or the creation of any encumbrance on, legal or beneficial interest therein pursuant to any Indebtedness; provided that for purposes of this definition an

“indirect” Transfer includes any action that is intended or designed to circumvent, or has the effect of circumventing, the restrictions on Transfer set forth in this Agreement.

“U.S.” or “United States” means the United States of America.

“USD” means the legal currency in the U.S.

(b) The following terms have the meanings set forth in the Section set forth opposite such term:

Term	Section
“Advisory Committee”	4.5(a)
“Board of Directors”	4.1(a)
“Closing”	Recitals
“Company”	Preamble
“Company Resolutions”	5.1
“Covered Matters”	7.1(a)
“Directors”	4.1(a)
“Effective Date”	Preamble
“ICC Rules”	9.2(a)
“Information”	7.2(a)
“Initial Cash Contribution”	5.3
“JV Agreement”	Recitals
“MP”	Preamble
“MP Directors”	4.1(a)
“Oceanica Resources”	Recitals
“Odyssey”	Preamble
“Odyssey Directors”	4.1(a)
“ORM”	Preamble
“Parties”	Preamble
“Party”	Preamble
“Project”	Recitals
“Shares”	5.2
“Transactions”	Recitals

Section 1.2 General Interpretive Principles. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive unless expressly indicated otherwise; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole unless otherwise specified; (d) the terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms and shall be construed to include all genders of such terms; (e) “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (f) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (g) all defined terms in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; and (h) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Schedules, Annexes or Exhibits mean the Articles and Sections of, and the Schedules, Annexes and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented or modified from time to time to the extent permitted by the provisions thereof; (iii) to any Law means such Law as amended and in effect from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder; (iv) to a Person are also to its successors and permitted assigns; and (v) to “day” or “days” are to calendar days unless Business Days are expressly specified. The Schedules, Annexes and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Article II
CERTAIN AGREEMENTS AND UNDERTAKINGS

Section 2.1 Limited Liability; Relationship of the Shareholders. Except as expressly required by applicable Law, no Shareholder shall be bound or liable (a) for any debts, liabilities, contracts or other obligations of the Company or (b) as a result of any act or omission of any other Shareholder. Nothing herein shall (i) be construed to create a general partnership between or among any of the Parties, (ii) authorize any Shareholder to act as the agent of any other Shareholder, (iii) permit any Shareholder to act on behalf of or bind any other Shareholder, nor (iv) give any Shareholder the authority to act for or to assume or incur any liabilities on behalf of any other Shareholder. The obligations of the Shareholders under this Agreement are several and not joint with the obligations of the other Shareholder, and no Shareholder shall be responsible in any way for the performance or non-performance of the obligations of any other Shareholder. Each Shareholder shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any Action for such purpose.

Section 2.2 Conflicting Provisions. Notwithstanding any other provision in this Agreement or in the Company Bylaws to the contrary, unless otherwise required by applicable Law, in the event of any discrepancy between the Company Bylaws and this Agreement, this Agreement shall prevail as among the Shareholders, and the Shareholders shall take such action in their capacity as Shareholders, and the Company shall cooperate with any such action, that may be necessary or appropriate to implement the provisions of this Agreement or to amend the Company Bylaws to eliminate any such discrepancy in a manner that is consistent with the original intent of the Parties as set forth in this Agreement, subject to applicable Law. In the event of any discrepancy between this Agreement, the Company Bylaws and the JV Agreement (a) with respect to the subject matter of this Agreement, this Agreement shall prevail as among the Shareholders, and (b) with respect to any matter that is not the subject matter of this Agreement, the JV Agreement shall prevail.

Section 2.3 General Undertakings and Agreements by the Shareholders and the Company.

(a) Each Shareholder agrees and undertakes to vote all of its Shares and to use its reasonable efforts to take, and to direct and cause each Director designated by such Shareholder to vote at any duly held meeting of the Board of Directors and use such Director’s reasonable efforts to take, all actions that are necessary, proper or advisable to carry out or make effective the agreements set forth in this Agreement.

(b) The Company shall conduct itself in accordance with the terms of this Agreement and, to the extent permitted by applicable Law, each Shareholder will, and will direct and cause each Director designated by such Shareholder to, cause the Company to conduct itself in accordance with the terms of this Agreement; provided that nothing in this Section 2.3(b) shall imply or result, nor shall it be construed to imply or result, in any Shareholder being liable to any Person (including any other Shareholder), whether jointly, severally or otherwise, for the obligations of the Company that may arise under or from or pursuant to this Agreement.

(c) The Company shall not take any action that requires the approval of the Board of Directors or the Shareholders pursuant to applicable Law or this Agreement unless, prior to any such action being taken, such action is approved by the Board of Directors or the Shareholders, as applicable, in accordance with applicable Law and the terms of this Agreement. The Company shall take all such action as is necessary and permitted by applicable Law to allow the Shareholders to exercise their rights and perform their obligations under this Agreement.

Article III
SHAREHOLDER MATTERS

Section 3.1 Shareholders Meetings.

(a) Company’s Shareholders Meetings may be Ordinary General Meetings, Extraordinary General Meetings or Special Meetings, as provided under this Agreement and the Company Bylaws.

(b) An Ordinary General Meeting will be held at least once every calendar year in accordance with Article 181 (one hundred and eighty-one) of the LGSM. Additional Ordinary General Meetings, Extraordinary General Meetings and Special Meetings may be held when called in accordance with this Agreement and the Company Bylaws.

(c) Ordinary Shareholder Meetings of the Company may only be held pursuant to a first or subsequent call with the attendance (personally or by proxy) of Shareholders representing at least the majority of the outstanding Shares of the Company.

(d) Extraordinary Shareholder Meetings of the Company may only be held pursuant to a first call with the attendance (personally or by proxy) of Shareholders representing at least 75% (seventy-five percent) of the outstanding Shares of the Company and may only be held pursuant to a second or subsequent call with the attendance (personally or by proxy) of at least the majority of the outstanding Shares of the Company.

(e) Except as otherwise provided in this Agreement or applicable Law, all decisions or resolutions of the General Shareholders Meeting shall be approved by the affirmative vote of all of the outstanding Shares present in person or represented by proxy a duly held meeting of the Shareholders at which a quorum is present; provided, however, that upon the occurrence of an MP Change of Control or an Odyssey Change of Control, all decisions or resolutions of the General Shareholders Meeting shall be approved by the affirmative vote of a majority of the outstanding Shares present in person or represented by proxy a duly held meeting of the Shareholders at which a quorum is present.

(f) Notwithstanding the foregoing, meetings may be held by the Shareholders without prior notice if all the shares representing the capital stock with voting rights are represented at the time of voting.

(g) Unless otherwise required by applicable Law, meetings of the Shareholders shall only be held with respect to matters where consent or resolution of the Shareholders is required by applicable Law, the Company Bylaws or this Agreement. Meetings of the Shareholders may be called by either Shareholder or the Board of Directors in accordance with this Section 3.1 and the Company Bylaws.

(h) Notice of each Shareholders meeting shall be delivered to each Shareholder at least ten (10) days in advance of any such Shareholders meeting. Notice of each Shareholders meeting shall be in writing and shall be accompanied by an agenda for such Shareholders meeting, which agenda shall set forth the matters to be raised at such Shareholders meeting (together with copies of any written materials to be distributed for discussion or consideration at such meeting). Unless otherwise agreed to by the Shareholders, notice of each Shareholders meeting, as well as written materials distributed for discussion or consideration at such meeting, shall be in the English language. Notwithstanding the foregoing, meetings may be held by the Shareholders without prior notice if all the shares representing the capital stock with voting rights are represented at the time of voting.

(i) Meetings of the Shareholders shall be held at such locations (including solely by means of telephone conference, videoconference or similar communications equipment) as may be designated by the Shareholders from time to time and, unless otherwise agreed to by the Shareholders, shall be conducted in the English language. Any Shareholder shall have the right to participate in any Shareholders meeting of and to exercise the voting rights that are vested in the respective Shareholder by means of telephone conference, videoconference or similar communications equipment whereby all persons participating in such meeting can communicate with each other simultaneously and instantaneously and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting.

(j) Each Shareholder shall be entitled to bring, at such Shareholder’s own cost, to any Shareholders meeting such financial, legal, technical and other advisors (who shall not be entitled to vote at, and whose presence shall not be considered in determining if a quorum is present at, any meeting) as such Shareholder may deem appropriate; provided that (i) such advisor agrees to be bound by the provisions of Section 7.2 and (ii) such Shareholder has provided prior written notice of the presence of such advisor to the other Shareholder; provided further that such advisor (x) shall be excluded from all portions of any Shareholders meeting during which a vote of the Shareholders is being held, and (y) may be excluded from any Shareholders meeting (or portion thereof) by either Shareholder, acting in good faith, if such advisor’s attendance at such meeting would adversely affect the conduct of such meeting.

Section 3.2 Action by Unanimous Written Consent. To the extent permitted by applicable Law, any action to be taken by the Shareholders may be taken without a meeting or proper notice if a resolution in writing setting forth the approval of the taking of such action is signed by the holders of all of the outstanding Shares. Such resolution shall have the same force and effect as a vote of the Shareholders at a duly held meeting at which a quorum is present.

Article IV
GOVERNANCE

Section 4.1 Board of Directors; Composition and Removal.

(a) The Company will be managed by a board of directors (the “Board of Directors”) comprised by four (4) members (each, a “Director”), of which two (2) Directors will be designated by MP and, if different, the Series A Shareholder (the “MP Directors”) and two (2) Directors will be designated by Odyssey and, if different, the Series B Shareholder (the “Odyssey Directors”).

(b) The Board of Directors shall constitute the “Development Committee” for purposes of Section 3.03 of the JV Agreement.

(c) Except as otherwise provided in this Agreement and subject to applicable Law, the Board of Directors shall have full and complete discretion to supervise and control the business and affairs of the Company and take all actions necessary or appropriate in connection with such supervision and control.

(d) The initial Directors as of the Effective Date shall be those individuals as set forth on Schedule B.

(e) The Board of Directors shall appoint a chairperson of the Board of Directors, and in the absence of the chairperson, meetings of the Board of Directors shall be chaired by another Director designated by the Board of Directors. The chairperson of the Board of Directors shall not have a casting vote in addition to his or her vote as a Director.

(f) No Director shall be removed from his or her position as a Director unless, in the case of an MP Director, such removal is resolved, approved or consented to by MP, and in the case of an Odyssey Director, such removal is resolved, approved or consented to by Odyssey. MP may, with or without cause at any time, remove any Director designated or nominated by MP, and Odyssey may, with or without cause at any time, remove any Director designated or nominated by Odyssey.

(g) In the event a vacancy occurs on the Board of Directors as a result of the retirement, removal, resignation, incapacity or death of an MP Director designated to the Board of Directors pursuant to this Section 4.1, MP shall designate such MP Director’s replacement. In the event a vacancy occurs on the Board of Directors as a result of the retirement, removal, resignation, incapacity or death of an Odyssey Director designated to the Board of Directors pursuant to this Section 4.1, Odyssey shall designate such Odyssey Director’s replacement.

Section 4.2 Meetings of the Board of Directors.

(a) The Board of Directors shall hold regular meetings at such times as may be determined from time to time by the Board of Directors. Meetings of the Board of Directors may be called by either Shareholder or any Director in accordance with this Section 4.2 and the Company Bylaws.

(b) Notice of each Board of Directors meeting shall be delivered to each Director at least ten (10) days in advance of any such Board of Directors meeting. Notice of each Board of Directors meeting shall be in writing and shall be accompanied by an agenda for such Board of Directors meeting, which agenda shall set forth the matters to be raised at such Board of Directors meeting (together with copies of any written materials to be distributed for discussion or consideration at such meeting). Unless otherwise agreed to by the Board of Directors, notice of each Board of Directors meeting, as well as written materials distributed for discussion or consideration at such meeting, shall be in the English language. A Director’s attendance at a Board of Directors meeting without objection shall constitute a waiver of notice of the meeting by such Director. Notwithstanding the foregoing, meetings may be held by the Directors without prior notice if all members of the Board of Directors are present at the time of voting.

(c) Meetings of the Board of Directors shall be held at such locations (including solely by means of telephone conference, videoconference or similar communications equipment) as may be designated by the Board of Directors from time to time and, unless otherwise agreed to by the Directors present at such meeting, shall be conducted in the English language. Any Director shall have the right to participate in any meeting of the Board of Directors and to exercise the voting rights that are vested in the respective Director by means of telephone conference, videoconference or similar communications equipment whereby all persons participating in such meeting can communicate with each other simultaneously and instantaneously and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting. No meeting of the Board of Directors shall be properly convened unless access via such telephone conference, videoconference or similar communications equipment has been provided to the applicable Directors to permit attendance remotely.

(d) At each Board of Directors meeting, an individual (who may or may not be a Director) designated by the chairperson, or in the chairperson’s absence, an individual designated by the Board of Directors, shall prepare minutes of such meeting and circulate such minutes to the Board of Directors for approval at the next scheduled meeting of the Board of Directors. Unless otherwise agreed to by the Board of Directors, minutes of meetings of the Board of Directors, as well as written materials distributed for discussion or consideration at such meetings, shall be in the English language. Final adoption of such minutes shall be included in the agenda of the subsequent meeting of the Board of Directors.

(e) Each Director shall be entitled to bring, at such Director’s own cost, to any Board of Directors meeting such financial, legal, technical and other advisors (who shall not be entitled to vote at, and whose presence shall not be considered in determining if a quorum is present at, any meeting) as such Director may deem appropriate; provided that (i) such advisor agrees to be bound by the provisions of Section 7.2 and (ii) such Director has provided prior written notice of the presence of such advisor to the Board of Directors; provided further that such advisor (x) shall be excluded from all portions of any Board of Directors meeting during which a vote of the Board of Directors is being held, and (y) may be excluded from any Board of Directors meeting (or portion thereof) by any Director, acting in good faith, if such advisor’s attendance at such meeting would adversely affect the conduct of such meeting.

Section 4.3 Board of Directors Approval; Quorum; Vote Required.

(a) Except as otherwise provided in this Agreement or applicable Law, all decisions or resolutions of the Board of Directors shall be approved by the affirmative vote of all of the Directors present or represented at a duly held meeting of the Board of Directors at which a quorum is present. Notwithstanding the foregoing but subject to the Change of Control Veto Matters, (i) in the event of an Odyssey Change of Control, all decisions or resolutions of the Board of Directors may be approved by the affirmative vote of the MP Directors without the need of the affirmative vote of the Odyssey Directors, and (ii) in the event of an MP Change of Control, all decisions or resolutions of the Board of Directors may be approved by the affirmative vote of the Odyssey Directors without the need of the affirmative vote of the MP Directors.

(b) A quorum must exist at all times of a Board of Directors meeting for any action taken at such meeting to be valid. At each meeting of the Board of Directors, a quorum shall be constituted by the presence (in person or via telephone conference, videoconference or similar communications equipment) of a majority of Directors (such majority, for clarity, including at least one (1) MP Director and at least one (1) Odyssey Director). Notice of any action taken at any Board of Directors meeting at which less than all Directors are present shall be given to any Director not present at such meeting. Notwithstanding the foregoing but subject to the Change of Control Veto Matters, (i) in the event of an Odyssey Change of Control, the quorum will be constituted by the sole presence (in person or via telephone conference, videoconference or similar communications equipment) of the MP Directors, and (ii) in the event of an MP Change of Control, the quorum will be constituted by the sole presence (in person or via telephone conference, videoconference or similar communications equipment) of the Odyssey Directors.

Section 4.4 Action by Unanimous Written Consent. To the extent permitted by applicable Law, any action to be taken by the Board of Directors may be taken without a meeting or proper notice if a resolution in writing setting forth the approval of the taking of such action is signed by all of the Directors. Such resolution shall have the same force and effect as a vote of the Board of Directors at a duly held meeting at which a quorum is present.

Section 4.5 Advisory Committees.

(a) The Board of Directors may from time to time appoint such advisory committees as it deems appropriate to facilitate the development of the Project (each, an “Advisory Committee,” and collectively, the “Advisory Committees”). The Advisory Committees shall be comprised of employees of the Odyssey and MP or consultants with appropriate expertise to develop key aspects of the Project. Each Advisory Committee is intended to provide a forum for discussion, consultation and information exchange among the members of such Advisory Committee and the Board of Directors regarding the matters that are designated by the Board of Directors for review by such Advisory Committee, including any such matters that an Advisory Committee intends to recommend to, or submit for consideration by, the Board of Directors. No Advisory Committee or any advice or recommendations provided by any Advisory Committee (or the lack of such advice or recommendation) shall be binding on the Board of Directors, the Company or any Party, nor prevent the Board of Directors from discussing, considering or authorizing any action to be taken by the Company. No Advisory Committee shall have any authority (i) of or over the Board of Directors, (ii) to act on behalf of the Board of Directors, the Company or any Party, or (iii) to manage or otherwise direct the business or operations of the Company. The Board of Directors shall not be permitted to delegate any of its powers to any Advisory Committee.

(b) Unless otherwise provided for by the Board of Directors with respect to a specified Advisory Committee, (i) the provisions of Section 4.1 shall apply mutatis mutandis in respect of the composition and removal of members of any Advisory Committee, and (ii) the provisions of Section 4.2 shall apply mutatis mutandis in respect of the meetings of any Advisory Committee.

Section 4.6 Officers. The Board of Directors shall have the authority to, from time to time and at any time, appoint and remove (with or without cause) such officers of the Company, and to delegate and revoke such powers to such officers, as Board of Directors deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in accordance with the scope of their respective powers and duties; in the understanding that the officers of the Company, appointed by the Board of Directors shall have the authority and responsibility for the conduction of the day-to-day operations of the Company. Each such officer shall hold office at the pleasure of Board of Directors for the term for which he or she is appointed and until his or her successor has been appointed and qualified. Notwithstanding the foregoing, the Company shall not (including at the direction, or with the approval of, any officer of the Company) take or approve the taking of any action specified in Section 4.7 without the prior approval of the Board of Directors.

Section 4.7 Board Decisions. The prior approval of the Board of Directors (pursuant to either (i) the affirmative vote of all of the Directors present or represented at a duly held meeting of the Board of Directors at which a quorum is present in accordance with Section 4.3 or (ii) the unanimous written consent of Board of Directors in accordance with Section 4.4) shall be required to approve the taking of the following actions (unless (1) an Odyssey Change of Control has occurred, in which case, the affirmative vote of the Odyssey Directors will be required or (2) an MP Change of Control has occurred, in which case, the affirmative vote of the MP Directors will be required, in the case of each of the foregoing clauses (1) and (2), only with respect to the following clauses (b), (c), (d), (e), (f), (g), (j)(2), (n), (p), (q) and (r) (for such purpose, insofar as clause (s) relates to a matter addressed by any of the foregoing enumerated clauses) (the “Change of Control Veto Matters”)):

(a) the adoption of the annual budget and business plan of the Company and its Subsidiaries, including any amendments thereto (the “Business Plan”);

(b) any merger, demerger, or consolidation of the Company or any of its Subsidiaries with or into another Person, or the sale (or any approval thereof) of all or substantially all of the assets of the Company, or any change to the legal form of the Company or any of its Subsidiaries;

(c) the formation of any Subsidiary of the Company or the acquisition or any of equity or debt securities of any Person;

(d) the creation of any class of equity or debt securities of the Company other than the Shares;

(e) any issuance of any Shares or other securities of the Company or any of its Subsidiaries to any Person, or the grant of any option, warrant or rights to acquire or subscribe for or any instrument convertible into or exchangeable for such Shares or securities;

(f) any repurchase or redemption of any Shares or other securities of the Company or any of its Subsidiaries;

(g) the admission of additional Shareholders;

(h) the incurrence of any Indebtedness of the Company not included in the Business Plan;

(i) any expenditure in excess of USD$50,000.00 (fifty thousand dollars), or expenditures in any 12-month period in excess of USD$200,000.00 (two hundred thousand dollars) in the aggregate, in each case not included in the Business Plan;

(j) the entry into, or any amendment to, (1) any material amendment of, any material contract, agreement or arrangement between the Company and any third party; or (2) or any Related Party Transactions;

(k) the entry into, or any amendment to, any agreement with a Governmental Authority;

(l) the initiation or settlement of any litigation or Action regarding any of the concessions of the Company or rights with respect thereto;

(m) the adoption of, or any material change to, the accounting policies of the Company, except as required by applicable Law or changes in accounting standards;

(n) the transfer, release, abandonment, surrender or non-renewal of any right, concession or permit or other asset or right that is material to the Project,

(o) the adoption of a dividend policy or the distribution by the Company of any dividend or distribution or declaration or payment of any dividend or distribution;

(p) any recapitalization, reorganization, liquidation or dissolution of the Company or any of its Subsidiaries, the filing of a petition in bankruptcy under any provisions of any bankruptcy Law on behalf of the Company or any of its Subsidiaries or consenting to the filing of any bankruptcy petition against Company or any of its Subsidiaries;

(q) any amendment to, or revision of, the Company Bylaws or other organizational or governing documents of the Company or any of its Subsidiaries;

(r) any change to the name or domicile of the Company or any of its Subsidiaries; and

(s) any agreement to do, or any delegation of authority or power of attorney granted for, any action required to be approved by the Board of Directors pursuant to this Section 4.7.

Article V
CAPITAL STRUCTURE

Section 5.1 Company Resolutions. Concurrently with the execution and delivery of this Agreement, the Parties will execute certain resolutions adopted in lieu of a shareholders’ meeting whereby, it will be approved (the “Company’s Resolutions”):

(i) the restatement of the by-laws of the Company in terms of the Company Bylaws;

(ii) a capital increase in the amount equal to MXN 3,000.00 and the issuance of 3,000 (three thousand) Series B Shares to be subscribed and paid by Odyssey;

(iii) a capital increase in the amount equal to MXN 1.00 and the issuance of 1 (one) Series C Share to be subscribed and paid by MP;

(iv) a capital increase in the amount equal to MXN 1.00 and the issuance of 1 (one) Series D Share to be subscribed and paid by Odyssey;

(v) the appointment of the members of the Board of Directors pursuant to Section 4.01 of this Agreement; and

(vi) the revocation and granting of powers of attorney, consistent with this Agreement.

Section 5.2 Existing Capital Structure. Each Shareholder as of the Effective Date is listed on Schedule A, together with number of ordinary shares of the Company (“Shares”) held by such Shareholder and the Ownership Percentage of such Shareholder as of the Effective Date. Shareholders shall have the right to obtain from the Company a certificate setting forth the information on Schedule A with respect to the Shareholders, duly updated by the Company to reflect the current information in the Company’s register of Shareholders.

The Series A Shares and the Series B Shares will have full voting and economic rights. The Series C Share and the Series D Share will have full voting and no economic rights. The exercise of voting rights of the Series C Share will be subject to the occurrence of an Odyssey Change of Control, and the exercise of voting rights of the Series D Share will be subject to the occurrence of an MP Change of Control.

Section 5.3 Initial Capital Contributions; No Other Obligation. Concurrently with the execution and delivery of this Agreement (i) MP has contributed cash to the Company in an amount equal to MXN 3,001.00 and (ii) Odyssey has contributed cash to the Company in an amount of MXN 3,001.00 (each, an “Initial Cash Contribution”), the receipt of each of which is hereby acknowledged by the Company. The cash amounts funded by each Shareholder pursuant to its respective Initial Cash Contribution shall be treated as a capital contribution. Except for the Initial

Cash Contributions, or as approved by a shareholders’ meeting or as included in the Business Plan, no Shareholder shall have any obligation to make any capital contribution or loan to provide credit or support to the Company except as otherwise agreed in writing by all of the Shareholders.

Section 5.4 Operating Expenses. To the extent not paid or reimbursed by the Company, and subject, where applicable, to the prior approval of the Board of Directors in accordance with Section 4.7, the Shareholders shall pay or otherwise bear, in proportion to each Shareholder’s Ownership Percentage (for effects of this section Ownership Percentage will not consider the Series C Share or the Series D Share), all payments, fees, costs, expenses and other liabilities obligations resulting from, related to, associated with, arising from or incurred in connection with the operations of the Company.

Section 5.5 Distributions. Without the prior approval of the Board of Directors, the Company shall not make, nor be required to make, any distributions to any Shareholder on account of the Shares.

Article VI
TRANSFERs OF sHARES

Section 6.1 Restrictions on Transfers. From the Effective Date and until the termination of this Agreement in accordance with Article VIII, no Shareholder shall Transfer any Shares to any Person; provided, however, that Odyssey (or an Affiliate thereof) may, without the prior written consent of MP, Transfer its Shares to ORM or any other Affiliate of Odyssey. Any attempted or purported Transfer of Shares is prohibited and shall, to the extent permitted by applicable Law, be null and void ab initio and of no effect, and the Company shall not record in its register of Shareholders any such attempted or purported Transfer of Shares.

Article VII
ADDITIONAL AGREEMENTS

Section 7.1 Fiduciary Duties; Corporate Opportunities.

(a) This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Directors or Shareholders or their respective Affiliates, and the Shareholders waive any and all fiduciary duties that, absent such waiver, may be implied by (or exist under) applicable Law and, in doing so, recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement. Each Party acknowledges and agrees that each Director, in performing such Director’s duties as a member of the Board of Directors or any Advisory Committee, shall be entitled to take into account the interests of the Shareholder that designated such Director and no other Shareholder. Each Party further acknowledges and agrees that no Director shall be deemed to have breached any fiduciary duty to the Company or any Shareholder by taking any action permitted or contemplated by this Agreement. Claims under this Agreement shall be the sole and exclusive remedy of the Shareholders for any matters regulated by this Agreement and any other matters relating to a Shareholder’s rights as a shareholder of the Company (the “Covered

Matters”), and each of the Shareholders waives, and agrees not to assert, any other claim in relation to the Covered Matters, whether predicated on, or arising under, statute, common law, or any other theory or Action.

(b) Each Shareholder acknowledges that the Directors, the other Shareholder, and their respective Affiliates and Representatives, own, manage, engage in or possess an interest in, or may in the future own, manage, engage in or possess an interest in other businesses, including businesses that may compete, directly or indirectly, with (or that are engaged in the same or similar business ventures or lines of business to) the Company or the other Shareholder. Except as provided in Section 3.14 (Future Projects) and Article VIII (Exclusivity) of the JV Agreement: (i) each Shareholder and its respective Representatives and Affiliates shall not in any way be prohibited or restricted from engaging or investing in, independently or with others, any business opportunity of any type of description, including those business opportunities that might be the same or similar to those in which the Company engages; and (ii) no Shareholder or any of its respective Representatives and Affiliates shall be obligated to (or be deemed to have breached any duty, fiduciary or otherwise, by omitting to) present any business opportunity to the Company or to any other Shareholder, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company, or if presented to any other Shareholder, could be taken by such Shareholder, and each Party hereby renounces any and all interest or expectation in, or right to be informed of, any such potential opportunity.

(c) Each Party acknowledges that as between the Parties nothing in this Agreement waives any implied covenant of good faith and fair dealing applicable to contracts under applicable Law.

Section 7.2 Confidentiality.

(a) Each Shareholder agrees that for the term of this Agreement and for a period of five (5) years following the termination of this Agreement, it shall, and shall use commercially reasonable efforts to cause its respective Representatives and Affiliates to, treat as confidential (in at least the same manner as it treats its own confidential information) and not use or disclose to any Person (other than on a “need to know” basis to any of its respective Representatives or Affiliates for the purpose of assisting such Shareholder in performing its obligations, or exercising its rights under this Agreement; provided that such Shareholder shall inform such Representatives or Affiliates of the confidentiality obligations set forth herein) any confidential or proprietary documents or other confidential or proprietary information relating to the Company or any other Shareholder, or any of their respective businesses or operations (“Information”) received by such Shareholder by reason of such Shareholder’s status as a shareholder of the Company; provided that Shareholders and their Representatives may disclose Information to the extent required to be disclosed under any applicable Law or by any subpoena, investigative demand or similar process of any Governmental Authority; provided further that in the event disclosure is required by applicable Law, such Shareholder shall, to the extent legally permissible: (i) provide the Company and the other Shareholder with prompt notice of such requirement prior to making any disclosure so that the Company or the other Shareholder, as applicable, may seek an appropriate protective order; and (ii) disclose only such Information as is required by applicable Law under the circumstances and seek to obtain confidential treatment of such disclosed information. Without limiting the foregoing, and as an extension thereof, nothing herein shall preclude any Shareholder or its Representatives from (w) using Information for the purpose of monitoring the management and performance of the Company and taking all necessary decisions required of such Shareholder in relation to its investment in the Company from time to time; (x) using Information for the purpose of complying with internal reporting requirements of such Shareholder; (y) disclosing Information on a “need to know” basis to any existing or prospective third-party providers of debt finance to, or any existing or prospective third-party investors in, such Shareholder or its Affiliates (provided that any such providers to which such Information is provided are informed of the confidential nature of such Information and are directed to treat such Information confidentially); or (z) disclosing Information (1) to third-party auditors of such Shareholder in connection with audits conducted from time to time by such auditors; (2) to such Shareholder’s Affiliates (including, for so long as Odyssey or any of its subsidiaries is a Shareholder, to ORM or Oceanica Resources, or holders of equity interests in such Persons); (3) by including Information in filings made by a Shareholder or its Subsidiaries with any applicable Governmental Authority or any Relevant Securities Exchange, in each case, solely to the extent such disclosure is required by applicable Law; (4) to applicable Governmental Authorities as is reasonably required to obtain required regulatory approvals for the Closing; (5) to applicable Governmental Authorities in connection with audits conducted from time to time by those Governmental Authorities or in response to requests from those Governmental Authorities that are not specifically directed at the Company or the Information; or (6) in any dispute between the Parties in respect of this Agreement (pursuant to Article IX) or the JV Agreement (provided that, in the case of the foregoing clauses (4) through (6), the Information shall be marked as “confidential” and the parties shall request confidential treatment thereof). Each Shareholder shall be responsible for any breaches of this Section 7.2 by its respective Representatives and for causing its respective Representatives to comply with the terms and conditions of this Section 7.2.

(b) For purposes of this Section 7.2, “Information” shall not include, and there shall be no obligations hereunder with respect to, Information that: (i) at the time of disclosure or thereafter is generally available to the public (other than as a result of a disclosure in breach of any obligation of confidentiality owed to the Company by the disclosing Shareholder or its Representatives); (ii) was in the possession of the disclosing Shareholder on a non-confidential basis from a source other than the Company or a Shareholder prior to its disclosure by such disclosing Shareholder or its Representatives; (iii) is or becomes available to the disclosing Shareholder on a non-confidential basis from a source that, after reasonable inquiry, is known not to be prohibited from (including by any duty of confidentiality) disclosing such Information to such the disclosing Shareholder and who is not otherwise subject to any confidentiality obligation to the Company or a Shareholder with respect to such Information; or (iv) is independently developed by the disclosing Shareholder without using the Information and without otherwise violating any of its obligations under this Section 7.2.

Section 7.3 Public Announcements.

(a) Without the prior written consent of each other Party, none of the Parties shall make, or cause to be made, any press release or public announcement concerning this Agreement or the business or operations of the Company; provided that any Party may make, or cause to be made, any press release or public announcement solely to the extent that such press release or public announcement is otherwise required by applicable Law or regulation of any Relevant Securities Exchange, in which case, the Parties shall, to the extent practicable and lawful: (i) consult with each other concerning the timing and content of any such press release or public announcement before such press release or public announcement is made; and (ii) give a copy of any such press release or public announcement to each other Party at the same time or, if not practicable or lawful, as soon as reasonably practicable after, the making of such press release or public announcement.

(b) If (i) one Party makes (or causes to be made) any press release or public announcement in respect of this Agreement pursuant to Section 7.3(a) and the requirements of applicable Law or regulation of any Relevant Securities Exchange or (ii) information relating to this Agreement or the transactions contemplated in this Agreement otherwise enters the public domain, then, in the case of clause (i), each other Party may, and in the case of clause (ii), any Party that did not cause the public disclosure of such information in violation of this Section 7.3 may, make (or cause to be made) a press release or other public announcement in respect of this Agreement that includes all information reasonably required to describe this Agreement or that is required to be disclosed pursuant to the requirements of applicable Law or regulation of any Relevant Securities Exchange.

Section 7.4 Access to Information.

(a) At all times during the term of this Agreement, the Company shall prepare and maintain separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company. Such books of account, together with a certified copy of this Agreement and copies of all minutes of meetings of the Board of Directors, shall at all times be maintained at the principal place of business of the Company. Each Shareholder shall have the right to have reasonable access, at the sole cost and expense of the Shareholder requesting such access, to the Company’s books and records for the purposes of inspection and examination thereof (including the right to make copies thereof), for any purpose related to such Shareholder’s interest in the Company. Such inspection and examination shall be conducted by the requesting Shareholder or its Representatives at reasonable times and after reasonable advance notice to the Company and without unreasonably interfering with the Company’s operations.

(b) The Company shall provide such additional information and documentation regarding its financial position or it operations at such times and in such forms as any Shareholder may reasonably request and as may be required to enable such Shareholder or any of its Affiliates to prepare financial or other reports required by applicable Law or Governmental Authority or Relevant Securities Exchange (including to enable such Shareholder or any of its Affiliates to prepare and file applicable Tax Returns and satisfy reporting obligations under applicable Tax Law) or otherwise reasonably required in connection with the operation of its business or any financing or capital raising transaction by such Shareholder or any of its Affiliates, subject to the confidentiality obligations in Section 7.2.

Section 7.5 Anti-Bribery and Anti-Corruption. Each Party shall comply in all respects and shall ensure that each of its Representatives complies in all respects with the applicable Laws and regulations on anti-bribery and anti-corruption in all activities relating to this Agreement or the Project. For the avoidance of doubt, no Party or its Representatives, including any third party working on behalf of such Party, shall pay or offer to pay, promise or authorize the payment of any money or giving of a gift or anything of value to a Governmental Authority, an official or other employee of any governmental entity, a political party, an official of a political party or candidate for public office for the purpose of influencing that official or party to assist in obtaining or retaining any business, permit, agreement or other asset relating in any way to the Project. The obligations of the Parties pursuant to this Section 7.5 shall include all applicable recordkeeping requirements.

Section 7.6 Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute and deliver such actions, other documents and instruments (including instruments of transfer, conveyance and assignment) and take such further action as any Party may reasonably require to complete more effectively any matter provided for, and any obligation assumed, in this Agreement, but in no event shall any Party be required to take any actions that would result in such Party increasing its obligations under this Agreement. The foregoing shall include, without limitation, the taking of any and all action as may be necessary to effectively implement any decision of the Parties made in accordance with the provisions hereof.

Article VIII
Term; TERMINATION

Section 8.1 Term. This Agreement shall commence on the Effective Date and continue for an indefinite term until terminated in accordance with Section 8.2.

Section 8.2 Termination. This Agreement shall terminate upon, and only upon, the earlier to occur of the following events:

(a) the mutual written consent of the Shareholders;

(b) the dissolution, liquidation, or winding-up of the Company; or

(c) if and when any Shareholder owns one hundred percent (100%) of the Shares.

Section 8.3 Effects of Termination. In the event of a valid termination of this Agreement as provided in Section 8.2, this Agreement shall forthwith become void and of no further force or effect, and there shall be no liability or obligation on the part of any Party, except that (i) Section 7.2, this Article VIII, Article IX, and Article X shall survive such termination in accordance with the terms thereof and hereof, and (ii) the termination of this Agreement shall not release any Shareholder from any liability for any breach of this Agreement that occurred prior to, or in connection with, such termination. If this Agreement is validly terminated in accordance with this Article VIII and at the time of such termination the Closing has not occurred, the Parties shall cooperate in good faith and take all commercially reasonable actions to provide for the prompt dissolution, liquidation, and winding-up of the Company in accordance with applicable Law and the Company Bylaws.

Article IX
Dispute Resolution

Section 9.1 Consultation on Disputes. The Parties agree that they shall attempt to resolve in good faith any and all disputes arising in connection with this Agreement. If at any time the Parties are unable to agree on or to resolve any of such matters, then an irreconcilable difference will be deemed to have occurred (an “Irreconcilable Difference”). Upon the occurrence of an Irreconcilable Difference, each Party will require its designee to meet within fifteen (15) days of the occurrence of the Irreconcilable Difference and to continue to meet as necessary in person or by phone during the thirty (30) days after such meeting.

Section 9.2 External Dispute Resolution.

(a) Any dispute between the Parties in connection with the interpretation and performance of this Agreement which is not otherwise resolved as provided in Section 9.1, shall be resolved by settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce, in effect on the date of this Agreement (the “ICC Rules”).

(b) The number of arbitrators shall be three (3). One arbitrator shall be appointed by MP, one arbitrator shall be appointed by Odyssey and the third arbitrator shall be appointed by the first two (2) appointed arbitrators. If within thirty (30) calendar days after the appointment of the second arbitrator, the two (2) arbitrators shall not have appointed the third arbitrator, the third arbitrator shall be appointed by the International Chamber of Commerce International Court of Arbitration in accordance with the ICC Rules. Arbitrators shall be fluent in Spanish and English.

(c) The place of arbitration shall be in Miami, Florida, USA. The language of the arbitration shall be English. Notwithstanding the foregoing, (i) all documentary evidence may be provided in their original language so long as it is either in English or Spanish; (ii) all verbal communications by and between the Parties, or by any of the Parties with the arbitral tribunal, either by video conference, conference call or in person meetings, shall be made at the election of the arbitral tribunal in Spanish and/or English, according to the circumstances of those communications and with the purpose of facilitating the relevant exchange; (iii) all hearings shall be conducted in English, unless there is a specific request by any of the Parties to communicate temporarily in Spanish.

(d) The award of the arbitrators shall be final, non-appealable and binding on the Parties and may be presented by any of the Parties for enforcement in any court of competent jurisdiction, and the Parties hereby consent to the jurisdiction of such court solely for purposes of enforcement of this arbitration agreement and any award rendered hereunder. In any such enforcement action, irrespective of where it is brought, none of the Parties will seek to invalidate or modify the decision of the arbitrators or otherwise to invalidate or circumvent the procedures set forth in this Section 9.2. The fees of the arbitrators and the other costs of such arbitration shall be borne by the Parties in such proportions as shall be specified in the arbitration award.

(e) Each of the Parties hereby irrevocably agrees not to claim and irrevocably waives any claim or right (whether claimed or not claimed), which it has or may hereafter acquire under any law, regulation, treaty or international agreement to immunity for itself, or any of its revenues, assets or properties or those of any of its agencies, societies or other instrumentalities from the jurisdiction of any court (including but not limited to any court in the United States or Mexico) with respect to the enforcement of or liability for any arbitral award or order of any court rendered pursuant to this Section 9.2.

(f) Nothing in this Section 9.2 shall be construed to preclude any Party from seeking provisional remedies, including, but not limited to, temporary restraining orders and preliminary injunctions, from any court of competent jurisdiction, in order to protect its rights prior to, or during the pendency of, the dispute resolution processes specified in this Section 9.2.

Article X
MISCELLANEOUS

Section 10.1 Notices. Any notice to be given under this Agreement shall be deemed to have been duly given upon receipt when in writing and delivered by courier, delivery receipt requested, or by electronic mail, delivery confirmed, to the addresses specified below. Any Party may change its address provided below for the purpose of this Agreement by giving written notice to the other Parties of such change in the manner hereinabove provided.

(a) If to MP and, if different, the Series A Shareholder:

Capital Latinoamericano, S.A. de C.V.

Monte Cáucaso, No. 915-6

Colonia Lomas de Chapultepec

Mexico City, Mexico C.P.11000

Attention: Mr. Juan A. Cortina Gallardo

Aby Ortega

Email: jcortina@gamsa.com.mx

abyortega@gamsa.com.mx

With a courtesy copy to:

Galicia Abogados, S.C.

Blvd. Manuel Ávila Camacho No. 24-7

Col. Lomas de Chapultepec, 11000 México D.F.

Attention: Mr. José Visoso L.

Email: jvisoso@galicia.com.mx

(b) If to Odyssey and, if different, the Series B Shareholder:

Odyssey Marine Exploration, Inc.

205 S. Hoover Blvd. Suite 210

Tampa, Florida 33609

United States

Attention: Legal Department

Email: legal@odysseymarine.com

With a courtesy copy to:

Assembla, S.C.

The Summit

Prolongación Paseo de la Reforma 1196, piso 15,

Lomas de Santa Fe, 05348 Cuajimalpa, Ciudad de México.

Attention: Mr. Andrés Nieto

Email: andres.nieto@assembla.law

(c) If to the Company:

Capital Latinoamericano, S.A. de C.V.

Monte Caucaso, No.915

Colonia Lomas de Chapultepec

Mexico City, Mexico C.P.11000

Attention: Mr. Juan A. Cortina Gallardo

Aby Ortega

Email: jcortina@gamsa.com.mx

abyortega@gamsa.com.mx

With a courtesy copy to:

Galicia Abogados, S.C.

Blvd. Manuel Ávila Camacho No. 24-7

Col. Lomas de Chapultepec, 11000 México D.F.

Attention: Mr. José Visoso L.

Email: jvisoso@galicia.com.mx

With a courtesy copy to MP (and, if different, the Series A Shareholder) and Odyssey (and, if different, the Series B Shareholder) at the addresses set forth above.

Section 10.2 Governing Law. This Agreement and all questions of its interpretation shall be governed by and construed in accordance with the laws of Mexico, without regard to the conflict of laws rules thereof.

Section 10.3 Language. English shall be the official language in respect to all matters in connection with this Agreement, including notices provided hereunder, unless otherwise agreed in writing by the Parties and/or required under Mexican law. In the event that this Agreement is translated into Spanish, the English version shall be controlling as among the Parties.

Section 10.4 Assignment. Except to the extent permitted pursuant to this Agreement, the rights and obligations under this Agreement may not be assigned by any Party to any Person. Any other attempted assignment in contravention of this provision shall be void.

Section 10.5 Entire Agreement. This Agreement represents the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and supersedes any prior agreement or understanding, written or oral, that the parties may have had.

Section 10.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of MP, Odyssey and the Company and their respective permitted successors and assignees.

Section 10.7 Amendments. Any modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by each Party.

Section 10.8 Severability. If any Article, Section or paragraph, or any part thereof, of this Agreement, or any agreement or document appended hereto or made a part hereof is held invalid, ruled illegal or unenforceable under present or future laws effective during the term of this Agreement, then it is the intention of the Parties that the remainder of the Agreement, or any agreement or document appended hereto or made a part hereof, shall not be affected thereby, unless the deletion of such provision shall cause this Agreement to become materially adverse to any Party in which case the Parties shall negotiate in good faith such changes to the Agreement as will best preserve for the Parties the benefits and obligations of such provision.

Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts, and by each Party on the same or different counterparts, but all of such counterparts shall together constitute one and the same instrument and agreement.

Section 10.10 Waivers. Any waiver of any provision of this Agreement shall be effective only if in writing and signed in person by or on behalf of each Party against whom enforcement of such waiver is sought. No failure by a Party to take any action with respect to a breach of this Agreement or a default by any Party shall constitute a waiver of the right of any Party to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach or default. Waiver by any Party of any breach or failure to comply with any provision of this Agreement by a Party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of or failure to comply with any other provision of this Agreement.

Section 10.11 No Agency. Nothing in this Agreement shall constitute an appointment of either Party as the legal representative or agent of the other Party, nor shall any of either Party have the right or authority, to assume, create or incur any liability or obligation, express or implied, against, in the name of, or on behalf of the other Party without the other Party’s prior written consent.

Section 10.12 No Third-Party Beneficiaries. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

Section 10.13 Specific Performance. Each Party agrees and acknowledges that money damages may not be an adequate remedy for violations of this Agreement and that any Party may, in its sole discretion, demand for specific performance of the breaching Party’s obligations of the breaching Party’s obligations pursuant to Article 1949 (one thousand nine hundred and forty nine) of the Federal Civil Code and their correlative articles of the civil codes of other Mexican States as well as Losses or injunctive or such other relief as may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection to the imposition of such relief.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CAPITAL LATINOAMERICANO, S.A. DE C.V.

By:
Name: Juan Antonio Carlos Cortina Gallardo
Title: Attorney in fact

1

Odyssey Marine Exploration, Inc.

By:
Name: Mark D. Gordon
Title: President and Chief Executive Officer

OCEÁNICA RESOURCES MÉXICO, S. DE R.L. DE C.V.

By:
Name: Pedro Manzano Otero
Title: Sole Manager

2

PHOSAGMEX, S.A.P.I. DE C.V.

By:
Name:
Title:

3